UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 Amendment No. 2

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 8, 2017

Kadmon Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37841	27-3576929
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 East 29th Street New York, NY		10016
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (212) 308-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 2 on Form 8-K/A (this “Amendment”) is being filed as an amendment to the Current Report on Form 8-K filed by Kadmon Holdings, Inc. on March 8, 2017 (the “Original Filing”), as amended by Amendment No. 1 on Form 8-K/A (the “First Amendment”), to correct a filing error in the First Amendment and to file the Purchase Agreement (as defined below) as Exhibit 10.1, the Registration Rights Agreement (as defined below) as Exhibit 10.2 and the form of Warrant (as defined below) as Exhibit 10.3 (collectively, the “Exhibits”) and to disclose under Item 1.01 the lead investor and the total amount the Company may receive if all of the Warrants (as defined below) are exercised. Accordingly, this Amendment amends and restates Item 1.01 and Item 3.02 of the Original Filing to add references to the Exhibits, amends and restates Item 1.01 to add the information described in the immediately preceding sentence and supplements Item 9.01 of the Original Filing to file the Exhibits.

Item 1.01. Entry Into a Material Definitive Agreement.

On March 8, 2017, Kadmon Holdings, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the investors party thereto (the “Investors”), led by Perceptive Life Sciences Master Fund LTD, pursuant to which the Company, in a private placement, agreed to issue and sell to the Investors an aggregate of 6,767,855 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at a price per share of $3.36 (the “Shares”), each share issued with a warrant (the “Warrants”) to purchase 0.40 shares of Common Stock (the “Warrant Shares”) at an exercise price of $4.50 (the “Exercise Price”) with an exercise period expiring thirteen months after closing (the “Term”), for gross proceeds of approximately $23 million (the “Private Placement”). If all of the Warrants are exercised at the Exercise Price during the Term, the Company will receive proceeds of approximately $12 million and will issue an aggregate of 2,707,138 Warrant Shares. The Company retained Jefferies LLC (“Jefferies”) and Piper Jaffray & Co. (“Piper Jaffray”) as the exclusive placement agents for the Private Placement and agreed to pay them a fee equal to 6.0% of the aggregate gross proceeds from the Private Placement plus the reimbursement of certain expenses. The Company will use the net proceeds from the Private Placement for general corporate purposes.

In connection with the Private Placement, the Company also entered into a Registration Rights Agreement dated March 8, 2017 (the “Registration Rights Agreement”) with the Investors. Pursuant to the terms of the Registration Rights Agreement, the Company will be obligated to prepare and file with the Securities and Exchange Commission (the “SEC”) a registration statement (the “Registration Statement”) to register for resale the Shares and the Warrant Shares on or prior to the date 30 days following the closing of the Private Placement, which Registration Statement is required under the Registration Rights Agreement to become effective no later than 60 days following the closing of the Private Placement in the event the Registration Statement is not subject to review by the SEC or 90 days following the closing of the Private Placement in the event the Registration Statement is subject to review by the SEC.

Jefferies or its affiliates has provided, and Jefferies or its affiliates and Piper Jaffray or its affiliates may in the future provide, certain commercial banking, financial advisory and investment banking services in the ordinary course of business for the Company, its subsidiaries and its affiliates, for which they receive customary fees and commissions.

The foregoing descriptions of the Purchase Agreement, the Registration Rights Agreement and the Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreement, the Registration Rights Agreement and the form of Warrant, which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

The representations, warranties and covenants contained in the Purchase Agreement and the Registration Rights Agreement were made solely for the benefit of the parties to the Purchase Agreement and the Registration Rights Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement and the Registration Rights Agreement are incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement and the Registration Rights Agreement and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

Item 3.02. Unregistered Sales of Equity Securities.

Pursuant to the private placement described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated by reference into this Item 3.02 in its entirety, on March 8, 2017, the Company sold the Shares and the Warrants to the Investors in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) afforded by Section 4(a)(2) of the Securities Act. The sale of the Shares pursuant to the Purchase Agreement has not been registered under the Securities Act or any state securities laws. The Shares, the Warrants and the Warrant Shares may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or other securities of the Company.

The Purchase Agreement, the Registration Rights Agreement and the form of Warrant are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated March 8, 2017, by and among Kadmon Holdings, Inc. and the investors referenced therein.

10.2	Registration Rights Agreement, dated March 8, 2017, by and among Kadmon Holdings, Inc. and the investors referenced therein.

10.3	Form of Warrant to Purchase Common Stock

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kadmon Holdings, Inc.

Date: March 8, 2017	/s/ Konstantin Poukalov
Konstantin Poukalov
Executive Vice President, Chief Financial Officer